Exhibit 10.14

                                 PROMISSORY NOTE


$250,000.00                                                  Tarzana, California
                                                             January  20, 1997


         The undersigned, David C. Weavil, a resident of the State of North Carolina (the "Borrower"), hereby promises to pay to Unilab Corporation, a Delaware corporation ("Unilab"), the principal sum of $250,000.00, payable in lawful money of the United States and in immediately available funds, plus interest at the rate of 6% per annum, payable quarterly in arrears.

         The principal sum shall be due on July 20, 1997 ("Maturity Date") and on such date the Borrower shall (or if such day is a day on which banks in Los Angeles are not open for business, on the immediately following banking day), pay to Unilab in immediately available funds, the full principal sum of $250,000.00 plus accrued and unpaid interest thereon.

         The Borrower represents and warrants as follows: (a) the Borrower is a resident of the State of North Carolina and (b) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         The Borrower may, at its option and upon written notice to Unilab, prepay the outstanding principal amount of this Note in whole or in part, without penalty or premium.

         Upon default in Borrower's payment of this Note, Unilab shall have the right to exercise any and all of its rights under this Note and applicable law.

         All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to (a) the Borrower at the address of the Borrower set forth underneath his signature, or at such other address as may hereafter be specified by the Borrower to Unilab, or (b) Unilab, at its principal executive offices at 18448 Oxnard Street, Tarzana, California 91356, Attention: Corporate Secretary. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

         No failure on the part of Unilab to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Unilab preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Unilab. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Unilab and then such

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waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of law.

         The Borrower hereby agrees to pay on demand all costs and expenses (including, without limitation, all fees, expenses and other client charges of counsel to Unilab) incurred by Unilab in connection with the enforcement of Unilab's rights, and in the collection of all amounts due, hereunder.

                                         DAVID C. WEAVIL



                                         By: ___________________________________
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